UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2017 (May 29, 2017)

BE Industries Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South

Suite 1115

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 953-7490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2017, Mr. Filippo Puglisi provided a letter of resignation to the board of directors (the “Board”) of BE Industries Inc. (the “Company”), notifying the Board of his decision to resign as a director of the Company, effective immediately. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2017, Mr. Puglisi resigned as Chief Financial Officer of the Company for personal reasons, effective January 9, 2017.

According to his resignation letter, Mr. Puglisi’s decision to resign was due to his disagreements with the Company’s management on matters relating to the management of the Company’s operating subsidiaries in Italy and the Company’s policies and practices in relation to shareholder communications. A copy of Mr. Puglisi’s letter of resignation is attached hereto as Exhibit 99.1. The Company’s management completely disagrees with the accuracy of the statements in Mr. Puglisi’s resignation letter and the Company reserves all legal rights in connection with Mr. Puglisi’s resignation.

The Company has provided Mr. Puglisi a copy of the disclosures under this Item 5.02 and has provided him with an opportunity to furnish a letter stating whether he agrees with such statements and in which respects he does or does not agree.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Resignation Letter, dated May 29, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2017	BE Industries Inc.

	By:	/s/ Antonio Monesi
		Name:	Antonio Monesi
		Title:	President and Chief Executive Officer

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